Exhibit 32.2
Form 10-QSB/A
Ogden Golf Co. Corporation
File No. 333-105075

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ogden Golf Co. Corporation (the “Company”) on Form 10-QSB/A for the quarter ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert R. Petersen, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d)of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 31, 2007

/s/ Robert R. Petersen
Principal Financial Officer